UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 9, 2020

Franchise Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

As previously disclosed in a Current Report on Form 8-K filed on May 28, 2020 with the Securities and Exchange Commission by Tuesday Morning Corporation (“Tuesday Morning”), Tuesday Morning and certain of its affiliates commenced bankruptcy cases under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas on May 27, 2020 (such proceedings, the “Tuesday Morning Chapter 11 Proceedings”).

On July 9, 2020, Franchise Group, Inc. (the “Company”) issued a press release announcing that, at a hearing held on July 8, 2020, the judge presiding over the Tuesday Morning Chapter 11 Proceedings approved the proposed debtor-in-possession term loan facility (the “DIP Term Facility”) to be provided by the Company. In connection with the DIP Term Facility, the Company would commit to provide term loans up to an aggregate principal amount of $25 million which would be secured by Tuesday Morning’s real estate assets, including its corporate headquarters and warehouse/distribution complex located in Dallas, Texas. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated July 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: July 9, 2020	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer